UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2011

ISLE OF CAPRI CASINOS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-20538	41-1659606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

600 Emerson Road, Suite 300, St. Louis, Missouri	63141
(Address of principal executive offices)	(Zip Code)

(314) 813-9200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.245)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2011, Isle of Capri Casinos, Inc. (the “Company”) announced a transition process to ensure a smooth and orderly transfer of executive responsibilities at the Company.  Upon the conclusion of the transition process, Virginia McDowell, the Company’s current president and chief operating officer, will be promoted to president and chief executive officer, and James B. Perry, the current chairman and chief executive, will continue as the Company’s executive chairman.

Mr. Perry and Ms. McDowell will continue in their current roles until the transition date, which will be determined by the Company’s Board of Directors in consultation with Mr. Perry and Ms. McDowell, but is expected to occur no later than December 31, 2011.  During the transition period, the Company will undergo a formal executive search for a new chief operating officer, including evaluation of internal and external candidates.

Certain biographical information concerning Ms. McDowell is contained in the Company’s Definitive Proxy Statement, as supplemented, for the 2010 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on September 7, 2010 and is incorporated herein by reference.

Both appointments are subject to regulatory approval.

On January 18, 2011, the Company entered into amended and restated employment agreements with Mr. Perry and Ms. McDowell, respectively, to be effective on the transition date.

Mr. Perry’s amended and restated employment agreement has a term of three years from the effective date and provides Mr. Perry with a base salary to be determined by the Compensation Committee.  Mr. Perry is also entitled to participate in bonus plans and long-term incentive plans as determined by the Compensation Committee.

Ms. McDowell’s amended and restated employment agreement has a term of three years from the effective date and provides for an annual base salary of at least $725,000.  Ms. McDowell’s agreement also provides that she is eligible to receive an annual cash bonus based upon the achievement of targets and provides that Ms. McDowell’s annual bonus at the target level is equal to at least 100% of her annual base salary if she meets the target levels set by the Compensation Committee.  Ms. McDowell is also entitled to participate in the Company’s long-term incentive plan.

Both agreements include standard covenants not to compete and not to solicit and restrictions on the disclosure of the Company’s confidential information.

The foregoing description is only a summary and is qualified in its entirety by reference to the full text of the agreements, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On January 18, 2011, the Company issued a press release (the “Press Release”) announcing certain of the matters described above.  A copy of the Press Release is being filed as Exhibit 99.1 hereto, and the statements contained therein are incorporated by reference herein.

The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information or exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated January 18, 2011, between James B. Perry and Isle of Capri Casinos, Inc.
10.2	Amended and Restated Employment Agreement, dated January 18, 2011, between Virginia M. McDowell and Isle of Capri Casinos, Inc.
99.1	Press Release issued January 18, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ISLE OF CAPRI CASINOS, INC.

Date: January 18, 2011	By:	/s/ Edmund L. Quatmann, Jr.

	Name:	Edmund L. Quatmann, Jr.
	Title:	Senior Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated January 18, 2011, between James B. Perry and Isle of Capri Casinos, Inc.
10.2	Amended and Restated Employment Agreement, dated January 18, 2011, between Virginia M. McDowell and Isle of Capri Casinos, Inc.
99.1	Press Release issued January 18, 2011